Exhibit 99.1

Media Contact:

Elliot Fox

W2O Group

212.257.6724

efox@w2ogroup.com

Investor Contact:

Mindy Lowe

Esperion Therapeutics, Inc.

734.887.3903

mlowe@esperion.com

Esperion Therapeutics Announces Proposed Public Offering of Common Stock

Ann Arbor, Mich., — (March 17, 2015) — Esperion Therapeutics, Inc. (NASDAQ: ESPR), an emerging pharmaceutical company focused on developing and commercializing first-in-class, oral low-density lipoprotein cholesterol (LDL-cholesterol) lowering therapies for the treatment of hypercholesterolemia and other cardiometabolic risk markers, today announced that it intends to offer and sell, subject to market and other conditions, $150 million of its common stock in an underwritten public offering. Esperion expects to grant the underwriters a 30-day option to purchase up to $22.5 million of additional shares of its common stock.

Credit Suisse Securities (USA) LLC is acting as lead book-running manager for the proposed offering, with RBC Capital Markets, LLC and UBS Securities LLC acting as joint book-running managers.

Esperion intends to use the net proceeds from the offering, as well as its other existing capital resources, to complete the clinical development of ETC-1002, including development of a fixed-dose combination of ETC-1002 and ezetimibe for statin intolerant patients, pre-commercial launch activities for ETC-1002 in the statin intolerant patient population, the initiation of a cardiovascular outcomes trial for high-risk patients who have had a cardiovascular event, working capital, and general corporate and administrative expenses.

The securities described may be offered by Esperion pursuant to a shelf registration statement on Form S-3 (No. 333-201198) including a base prospectus. The securities may be offered only by means of a prospectus. A preliminary prospectus supplement related to the offering and a final prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the preliminary prospectus supplements and the accompanying prospectuses relating to the securities being offered may also be obtained by contacting Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, NY 10010, or by calling toll-free (800) 221-1037, or by emailing newyork.prospectus@credit-suisse.com; or RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281-8098; Attention: Equity Syndicate; phone: (877) 822-4089; email: equityprospectus@rbccm.com; or UBS Securities LLC, Attention: Prospectus Department, 299 Park Avenue, New York, New York 10171, or by calling toll-free at (888) 827-7275.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Esperion Therapeutics

Esperion Therapeutics, Inc. is an emerging pharmaceutical company focused on developing and commercializing first-in-class, oral, LDL-cholesterol lowering therapies for the treatment of patients with hypercholesterolemia and other cardiometabolic risk markers.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding the therapeutic potential of, and clinical development plan for, ETC-1002 and statements pertaining to our expectations regarding the completion and anticipated proceeds of the proposed public offering. These statements are based on management’s current expectations and accordingly are subject to uncertainty and changes in circumstances. Actual results could differ materially from those anticipated due to certain risks and uncertainties including, without limitation, risks and uncertainties related to fluctuations in our stock price, changes in market conditions and satisfaction of customary closing conditions related to the public offering. There can be no assurance that Esperion will be able to complete the public offering on the anticipated terms, or at all. Any express or implied statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause Esperion’s actual results to differ significantly from those projected, including, without limitation, the risk that positive results from a clinical study of ETC-1002 may not necessarily be predictive of the results of future clinical studies, particularly in different or larger patient populations, or the risk that other unanticipated developments could interfere with the development (and commercialization) of ETC-1002, as well as other risks detailed in Esperion’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Esperion disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by law.